FAHN, KANNE & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS (Isr.)


          5. DRUYANOV ST., TEL-AVIV 63143
          P. O. B. 11535, TEL-AVIV 61114
          TEL. 03-294946, FAX. 03-201836





                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 ---------------------------------------------------





          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the financial statements of Ampal Industries (Israel) Ltd. dated March 10, 1994, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993 and to all references to our firm included in such registration statement.






                                              /s/ Fahn, Kanne & Co.
                                              Fahn, Kanne & Co.
                                         Certified  Public  Accountants (Isr.)



          Tel-Aviv, Israel
          August 11, 1994